                                                                   EXHIBIT 10.4b


             LEASE EXTENSION AGREEMENT TO INDUSTRIAL LEASE AGREEMENT

         THIS LEASE EXTENSION AGREEMENT TO THE INDUSTRIAL LEASE AGREEMENT (the "Lease Extension Agreement") is made and entered into by and between Beltline Business Center Limited Partnership ("Landlord") and Danvid Company, Inc. ("Tenant").

                                 R E C I T A L S

         A. Centre Consolidated Properties, Ltd. (the "Original Landlord") and Tenant have heretofore entered into a Lease Agreement (the "Original Lease") executed by Tenant and Original Landlord in December 1989 (said Original Lease as heretofore amended is hereinafter referred to as the "Lease") covering portions of a building located at 1813 Kelly Boulevard within the Beltline Business Center, Carrollton, Texas and more specifically described in the attached Exhibit A (the "Premises"). The Premises are located within the Beltline Business Center Office/Showroom/Warehouse project located on a tract of land more specifically described in Exhibit B (the "Project").

         B. Subsequently, Landlord acquired from the Original Landlord, and the Original Landlord assigned to Beltline Business Center LTD Partnership, all of the Original Landlord's interest in and to the Lease. The correct name of the Landlord is Beltline Business Center Limited partnership which is a Texas limited partnership.

         C. Subsequently, the Lease was amended by the (First) Amended dated April 26, 1991, Second Amendment dated March 19, 1992, Third Amendment dated January 21, 1994 and Fourth Amendment dated March 15, 1995.

         D. The purpose of this Lease Extension Agreement, among other things, is to (i) modify and extend the Lease Term to December 31, 2004; (ii) modify the Basic Rental amount paid per month; (iii) modify the Security Deposit with an additional deposit amount; and (iv) outline an agreement regarding the parking issues.

         E. Unless specifically stated otherwise, all defined terms used in this Lease Extension Agreement shall have the same definition given to them in the Lease.

         NOW, THEREFORE, for and in consideration of the above recitals and the mutual covenants of the parties hereto, it is hereby agreed that the Lease be and is hereby amended as follows:

         1. SUBPARAGRAPH 1(a) "LANDLORD" of the Lease is hereby modified and amended to reflect that Beltline Business Center Limited Partnership is now Landlord.

         2. SUBPARAGRAPH 1(d) "LEASE TERM" is hereby modified and amended to reflect a period of ninety-six (96) months commencing on January 1, 1997 and ending on December 31, 2004. Upon 90 days (minimum) advance written, irrevocable notice, Tenant may terminate the Lease effective on each of its annual anniversary dates beginning January 1, 2002. To be

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effective, the notice must be accompanied by a payment of the Termination
Payment listed in the schedule (the "Rental Schedule") below.

         3. SUBPARAGRAPH 1(c) "BASIC RENTAL" is hereby modified and amended to reflect new monthly rental payments on 168,616 square feet in accordance with the Rental Schedule as well as the new Lease Term.


                                                       RENTAL SCHEDULE
                                                       ---------------

                                           RATE         ANNUAL                     MONTHLY                   TERMINATION
               PERIOD                      /SF          RENTAL                     RENTAL                      PAYMENT

Jan. 1, 1997 through Dec.                  $3.00         $505,848.00                $42,154.00
31, 1997

Jan. 1, 1998 through Dec.                  $3.10         $522,709.60                $43,559.13
31, 1998

Jan. 1, 1999 through Dec.                  $3.20         $539,571.20                $44,964.27
31, 1999

Jan. 1, 2000 through Dec.                  $3.30         $556,432.80                $46,369.40
31, 2000

Jan. 1, 2001 through Dec.                  $3.40         $573,294.40                $47,774.53
31, 2001

Jan. 1, 2002 through Dec.                  $3.45         $581,725.20                $48,477.10                  $124,565.07
31, 2002

Jan. 1, 2003 through Dec.                  $3.50         $590,156.00                $49,179.67                   $83,275.23
31, 2003

Jan. 1, 2004 through Dec.                  $3.55         $598,586.80                $49,882.23                   $41,753.54
31, 2004


         4. SUBPARAGRAPH 1(f) "SECURITY DEPOSIT" is hereby modified and amended to reflect $46,545.03.

         5. PARAGRAPH 4 "RENTAL ESCALATION" is unchanged.

         6. PARAGRAPH 8 "USE" shall be expanded to include the following provisions:

                  (a) Landlord and Tenant agree to use their best efforts to work with the City of Carrollton to allow for Tenant, at its sole cost and expense, to obtain any necessary conditional use permit, variances, or licenses as may be required by the City to utilize the property for Tenant's normal conduct of business. Tenant agrees that should off-site parking for Tenant's personnel become necessary in order to resolve parking restrictions enforced by the City of Carrollton, Tenant will provide, at Tenant's sole expense, off-site parking and transportation for a maximum of 225 off-site parking spaces for Tenant's employees.

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Additionally, tenant and Landlord, or Tenant's personnel and Landlord's personnel, hereby agree to assist each other in meetings and negotiations with the City of Carrollton in an attempt to resolve the parking restrictions at Beltline Business Center, if requested by either party.

         Tenant currently has 237 attributed parking spaces of the 741 parking spaces that the City of Carrollton allows for the Project. Tenant can continue to use the 237 spaces. Landlord has 504 spaces dedicated for other tenants. Landlord has applied to the City of Carrollton for recognition of an additional 141 spaces resulting from a redesign of the property to bring the total available in the Project to 882. Landlord needs additional spaces in order to lease approximately 32,000 square feet of empty space. Landlord agrees to allow Tenant to use 32, or 22.33%, of the additional spaces upon approval by the City. If the City approves less than the 882 requested spaces, Tenant's additional spaces shall be reduced by the 22.33% factor accordingly. I f Tenant expands into additional space, then Tenant would be allocated the additional parking spaces attributed to the added space. Exhibit "C" shows the location of the 237 attributed parking spaces and the additional 32 proposed spaces. Exhibit "C" is a modified proposal to meet City requirements and the other necessary parking spaces for the Project. The City is currently reviewing and rearranging the spaces. Within thirty (30) days of Tenant's written request, Landlord shall at Landlord's sole cost and expense, mark Tenant's parking spaces which are not already marked and which are not located in the lot fronting Premises (between to the east building line of Premises and Kelly Boulevard), but the foregoing shall not obligate Landlord than otherwise agreed above. Tenant may mark spaces in the lot fronting Premises at its own cost and expense.

         7. PARAGRAPH 30 "NOTICES" is hereby modified and amended to reflect the Landlord's name and address and remittance instructions:

    LANDLORD:

      Beltline Business Center Limited Partnership
      Attn: Bernie Jesmer, President of American Diversified Properties, Inc. 2225 East Beltline Road, Suite 321
      Carrollton, Texas  75006
      Business phone (214) 417-3877

    REMIT PAYMENTS TO:

      Beltline Business Center Limited Partnership c/or Business Operations Support Systems, Inc.
      Attn.  David O'Connor
      8140 Walnut Hill Lane, Suite 507
      Dallas, Texas  75231-4350

         8. PARAGRAPH 43 "RENEWAL OPTION." If at the end of the Lease Term on December 31, 2004, and so long as Tenant is not then in default of any of the terms, conditions or covenants of the Lease, Tenant (but not including any assignee or subtenant of Tenant) may

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extend the Lease Term for one additional term of five (5) years (the "Renewal
Term") upon the same terms and conditions contained in this Lease with the following exceptions:

                  (a) No further renewal options will be available unless granted by Landlord in writing, which Landlord has no obligations to grant; and

                  (b) Rental Escalation and Basic Rental for the Renewal Term (the "Renewal Basic Rental") shall be based on the then prevailing rental rates for properties of equivalent quality, size, utility and location, with the length of the Renewal Term and credit standing of Tenant to be taken into account.

         If Tenant desires to extend the Lease Term in accordance with the Renewal Term pursuant to this paragraph, Tenant will notify Landlord of its intention to renew no later than July 1, 2004 (the "Tenant's Renewal Notice"). The Tenant's Renewal Notice shall also set forth Tenant's determination of the Renewal Basic Rental. Landlord shall, within fifteen (15) days following receipt of Tenant's Renewal Notice, notify Tenant in writing of Landlord's acceptance or rejection of the Renewal Basic Rental as proposed by Tenant. If Landlord and Tenant are unable to agree on the appropriate Renewal Basic Rental, Landlord and Tenant will agree on an appraiser who will determine for them the Renewal Basic Rental. The cost of such appraiser shall be shared equally by Landlord and Tenant.

         9.       PARAGRAPH 44 "RIGHT OF FIRST REFUSAL"

                  (a) If Tenant is not then in default of any of the terms, conditions, or covenants of the Lease and if Landlord wishes to lease space in the Project contiguous to the Premises (the "Subject Space") to a third party other than the tenant then occupying Subject Space, Landlord shall advise Tenant in writing of the space to be covered by the contemplated third-party lease, and additionally specify the prevailing rental rate for properties of equivalent quality, size, utility and location as to the Subject Space. Within ten (10) business days following Tenant's receipt of Landlord's notice, Tenant shall notify Landlord in writing whether it (a) desires to lease the Subject Space on the same terms and conditions contained in this Lease, except at the rental rate set forth in Landlord's notice, or (b) does not wish to exercise such option. If Tenant fails to notify Landlord in writing within such ten (10) business day period, Tenant will be deemed to have rejected such offer. If Tenant notifies Landlord in writing within such ten (10) business day period that Tenant wishes to lease Subject Space, Tenant shall amend the Lease for the Subject Space, on the same terms and conditions set forth in this Lease, except the rental rate for the Subject Space shall be the rate specified in Landlord's notice. Upon Tenant's rejection of any offer pursuant to this paragraph, Tenant shall have no further option or right of first refusal with respect to the Subject space so long as a Lease is executed with the same third party. Tenant's rights under this paragraph may be executed by Tenant, but not by any assignee or sublessee or Tenant.

         10. If a law, ordinance or regulation is hereafter adopted requiring installation in the Project of any environmental protection equipment, then Tenant shall pay tenant's proportionate share of the cost (amortized over the full life of the equipment), maintenance and operating

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expense of that equipment. If that requirement related solely to Tenant's use of the Premises, then Tenant shall bear the entire expense.

         11. PARAGRAPH 36 "BROKER'S OR AGENT'S COMMISSION" is hereby modified to note that Tenant has engaged TRG Investment Corporation ("TRG") as its exclusive real estate broker in negotiating this Lease Extension Agreement. Landlord hereby agrees to pay to TRG $122,878.91 (the "Commission"). TRG, Thom Ridnour and Brenda Ridnour (the "Broker Parties") execute this Lease Extension Agreement for the purpose of acknowledging and confirming that the Commission constitutes all amounts any of them may have or claim with respect to this Lease Extension Agreement or the Original Lease, as amended, and hereby waive any and all rights and claims any of them may have to any commission or other compensation in connection therewith. The Broker parties represent and warrant that none of them will share or pay, or is obligated to share or pay, any of the Commission to any other person or entity.

         12. ENVIRONMENTAL PROVISION. Tenant and Landlord shall not, and shall not permit their employees, agents or contractors (within the scope of employment, agency or contract) to, intentionally or accidentally release, emit, dispose of or discharge any hazardous substance on the Project,in soil, surface water or groundwater on or under the Project or in the air above the Project in violation of any applicable environmental law or regulations. Each, Tenant and Landlord, shall defend, indemnify and hold the other and its agents, shareholders, partners, contractors, attorneys, employees, and representatives (collectively, the "Indemnitees," and individually, "Indemnitee") harmless from and against all liabilities, losses, charges, damages (including damages to persons, entities, or the environment), costs and expenses asserted against or payable by any Indemnitee and arising from or in any way connected with any hazardous substance released, emitted, disposed of or discharged by the other or its employees, agents or contractors on the Project, to soil, surface water or ground water on or under the Project, or in the air above the Project. The provisions of this paragraph shall survive (i) the termination of the Lease and
(ii) the sale of the project, as provided by applicable law. Notwithstanding any other provision of this Lease, no assignment, sublease or transfer of Tenant's interest in this Lease or any part thereof shall relieve Tenant of its obligations, and no transfer of the ownership of the project shall relieve Landlord of its obligations, under this paragraph.

         13. AMERICANS WITH DISABILITIES ACT. If the Premises is now, or at any time during the term of this Lease becomes, a "public accommodation" under the Americans with Disabilities Act of 1990 (the "Act"), Tenant shall, at its own expense, be responsible (a) for compliance with Title III of the Act to the extent that the Act impose obligation on the procedure and design of any alterations to the Premises made by the Tenant and (b) for making modification in its policies, practices and procedures in connection with the operating of the Tenant's business if a failure to make such modifications would constitute a violation of the Act. Tenant shall indemnify and hold harmless Landlord with respect to its failure to comply with the foregoing responsibilities.

         14. ENTIRE AGREEMENT. The Original Lease as amended by the (First) Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and this Lease Extension Agreement constitute the entire agreement between the Landlord and Tenant, and between Landlord and Tenant, respectively, and Broker Parties, in connection herewith. Any

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prior agreements are hereby superseded and replaced. There are no other agreements, written or oral, which will survive the execution of this Lease Extension Agreement.

         15. EFFECTIVE DATE. The effective date of this Lease Extension Agreement is the 29th day of September, 1996, except for the amendments of Subparagraphs 1(d) and 1(e) herein, which are effective on January 1, 1997.

EXECUTED BY:

LANDLORD:                                            TENANT:

Beltline Business Center Limited Partnership         Danvid Company, Inc.
By its General Partner, Sagawa Investment, Inc.


By:/s/ Tetsuo Sagawa                                 By: /s/ Paul Comer, Vice President
   ---------------------------------------               ------------------------------
         Tetsuo Sagawa, President                            Paul Comer, Vice President

TENANT'S BROKER:

TRG Investment Corporation                            /s/ Thomas Ridnour
                                                      ---------------------------------
                                                            Thomas Ridnour


By:/s/ Thomas R. Ridnour                              /s/ Brenda Ridnour
   ---------------------------------------            ---------------------------------
         Thomas R. Ridnour, Vice President                  Brenda Ridnour


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                                   EXHIBIT "A"

                           ATTACHED TO AND MADE A PART
                                       OF
                                 LEASE AGREEMENT

                                    Site Plan

                             [GRAPHICS OF SITE PLAN]

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
                                   Exhibit "B"

Being a tract of land located in the City of Carrollton, Dallas County, Texas, being part of Belt Line Business Center, an Addition in the John M. Myers Survey, Abstract 939, according to the plat thereof recorded in Volume 73093, Page 2922 of the Map Records of Dallas County, Texas, and being described more particularly as follows;

Beginning at a steel pin in concrete at the intersection of the north line of Belt Line Road, 100 feet wide, with the east line of Vantage Drive, 50 feet wide;

Thence N 00(degree)36' E, along the east line of Vantage Drive, a distance of 2196.44 feet to a steel rod for corner on the north line of said Belt Line Business Center Addition;

Thence N 89(degree)38'30" E, along said Addition line, a distance of 608.85 feet to a steel rod for corner on the west line of Kelly Boulevard, formerly Kelly-Springfield Boulevard;

Thence S 00(degree)36' W, along the west line of Kelly Boulevard, a distance of 2185.24 feet to a cross cut in concrete at the northeast end of the intersection cutoff to the north line of Belt Line Road;

Thence S 45(degree)18' W, along said cutoff, a distance of 21.32 feet to a steel rod for corner on the north line of Belt Line Road;

Thence West, along the north line of Belt Line Road, a distance of 593.80 feet to the place of beginning;

Containing 1,338,160 square feet of land or 30.720 acres.

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                                    Exhibit C

                             [GRAPHIC OF SITE PLAN]



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